Expedia Group Reports First Quarter 2026 Results

Exceeded guidance with 13% gross bookings and 15% revenue growth y/y
Expanded Adj. EBITDA margins y/y
Repurchased $700 million of shares in the first quarter
Announces new $5 billion share repurchase authorization

SEATTLE, WA – May 7, 2026 – Expedia Group, Inc. (NASDAQ: EXPE) announced financial results today for the first quarter ended March 31, 2026.

First Quarter Highlights (All comparisons year-over-year)
•Booked room nights grew 6%.
•Total gross bookings grew 13%, while B2B gross bookings grew 22% and B2C grew gross bookings 10%.
•Lodging gross bookings grew 13%.
•Revenue grew 15%, driven by B2B, which grew 25%.
•GAAP net loss decreased 97% while Adjusted net income grew 361%. Adjusted EBITDA increased 83% with 591 basis points of margin expansion.
•Diluted GAAP loss per share decreased 97% while Adjusted EPS grew 386%.
•Repurchased approximately 3.3 million shares for $700 million in the first quarter.
•Paid quarterly dividend of $0.48 per share on March 26, 2026 and declared quarterly dividend of $0.48 per share on May 7, 2026.

"Our first quarter results marked a strong start to the year, as we delivered double-digit bookings and revenue growth and drove meaningful margin expansion despite a dynamic macroeconomic environment,” said Ariane Gorin, CEO of Expedia Group. “Through disciplined execution of our strategic priorities, we achieved the highest first-quarter profitability in our history. Looking ahead, we remain confident in our ability to drive increasing value for travelers, partners, and shareholders."

Financial Summary & Operating Metrics (In millions except per share amounts)

	Expedia Group, Inc.
Metric	Q1 2026	Q1 2025	Δ Y/Y
Booked room nights	113.9	107.7	6%
Gross bookings	$35,530	$31,451	13%
Revenue	$3,426	$2,988	15%
Operating income (loss)	$251	$(70)	NM
Net loss attributable to Expedia Group, Inc.	$(6)	$(200)	(97)%
Diluted loss per share	$(0.05)	$(1.56)	(97)%
Adjusted EBITDA*	$542	$296	83%
Adjusted EPS*	$1.96	$0.40	386%
Net cash provided by operating activities	$3,931	$2,952	33%
Free cash flow*	$3,747	$2,756	36%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Business Outlook

	Fiscal Year 2026		Q2 2026
Metric	Previous Guidance	Current Guidance
Gross bookings	$127 - $129B +6 - 8%	$127 - $129B +6 - 8%	$32.5 - $33.1B +7 - 9%
Revenue	$15.6 - $16.0B +6 - 9%	$15.6 - $16.0B +6 - 9%	$4.11 - $4.19B +9 - 11%
Adjusted EBITDA margin expansion**	+1 - 1.25pts	+1 - 1.25pts	0.5 - 1pt
** A reconciliation for the Adjusted EBITDA margin expansion forecast is not provided because we cannot, without unreasonable effort, predict certain items, including but not limited to, foreign exchange rate gains or losses and minority investment gains or losses, and are unable to address the probable significance of the unavailable information.

Quarterly Dividend
Expedia Group’s Executive Committee, acting on behalf of its Board of Directors, has declared a quarterly cash dividend of $0.48 per share of outstanding common stock, payable on June 18, 2026 to stockholders of record as of the close of business on May 28, 2026.

Conference Call
Expedia Group will webcast a conference call to discuss first quarter 2026 financial results and certain forward-looking information on Thursday, May 7, 2026 at 1:30 p.m. Pacific Time (PT). The webcast will be open to the public and available via ir.expediagroup.com. Expedia Group expects to maintain access to the webcast on the IR website for approximately twelve months subsequent to the initial broadcast.

About Expedia Group
Expedia Group, Inc. is the global travel marketplace with one purpose: to help travelers explore the world, one journey at a time. Expedia Group™ connects travelers, partners, and advertisers through its trusted brands, leading technology, and rich first-party data, delivering predictive, personalized experiences that shape the future of travel.

Expedia Group’s ecosystem includes three flagship consumer brands – Expedia®, Hotels.com®, and Vrbo® – the largest B2B travel business, and a premier advertising network. Guided by an experienced and passionate global team, Expedia Group helps millions of travelers in more than 70 countries explore the world with confidence and ease.

© 2026 Expedia, Inc., an Expedia Group company. All rights reserved. Expedia Group and the Expedia Group logo are trademarks of Expedia, Inc. CST: 2029030-50.

Contacts
Investor Relations                    Communications
ir@expediagroup.com                    press@expediagroup.com

Expedia Group, Inc.
Trended Metrics
(All figures in millions, except ADR booked)

The metrics below are intended to supplement the financial statements in this release and in our filings with the SEC, and do not include adjustments for one-time items, acquisitions, foreign exchange or other adjustments. The definition or methodology of any of our supplemental metrics are subject to change, and such changes could be material. We may also discontinue certain supplemental metrics as our business evolves over time. In the event of any discrepancy between any supplemental metric and our historical financial statements, you should rely on the information included in the financial statements filed with or furnished to the SEC.

	2025				2026	Y/Y
	Q1	Q2	Q3	Q4	Q1	Growth
Operating metrics
Booked room nights	107.7	105.5	108.2	94.0	113.9	6%
Average Daily Rate ("ADR") Booked	$213.9	$209.3	$209.8	$207.0	$228.1	7%
Booked air tickets	14.8	15.0	14.4	12.8	15.7	6%

Gross bookings by business model
Agency	$13,239	$12,376	$11,875	$10,517	$14,357	8%
Merchant	18,212	18,033	18,852	16,486	21,173	16%
Total	$31,451	$30,409	$30,727	$27,003	$35,530	13%

Gross bookings by product
Lodging	$23,032	$22,073	$22,705	$19,455	$25,977	13%
Non-lodging	8,419	8,336	8,022	7,548	9,553	13%
Total	$31,451	$30,409	$30,727	$27,003	$35,530	13%

Revenue by product
Lodging	$2,289	$3,040	$3,604	$2,819	$2,610	14%
Air	107	105	101	94	107	—%
Advertising & Media - EG(1)	174	182	194	208	197	13%
Advertising & Media - trivago(1)	85	98	137	97	125	47%
Other(2)	333	361	376	329	387	16%
Total	$2,988	$3,786	$4,412	$3,547	$3,426	15%

Revenue by geography
U.S. points of sale	$1,831	$2,303	$2,537	$2,039	$1,990	9%
Non-U.S. points of sale	1,157	1,483	1,875	1,508	1,436	24%
Total	$2,988	$3,786	$4,412	$3,547	$3,426	15%

(1) Our Advertising & Media business consists of Expedia Group ("EG") Advertising, which is responsible for generating advertising revenue on our global online travel brands, and third-party revenue for trivago, a leading hotel metasearch site.
(2) Other revenue primarily includes insurance, car rental, destination services and cruise revenue.

Notes:
•All trivago revenue is classified as Non-U.S. point of sale.
•Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

Expedia Group, Inc. Segment P&L
(All figures in millions)

						y/y growth
By Segment	Q1-25	Q2-25	Q3-25	Q4-25	Q1-26	Q1-26

Gross bookings	$31,451	$30,409	$30,727	$27,003	$35,530	13%
B2C	$22,615	$21,565	$21,343	$18,344	$24,784	10%
B2B	$8,836	$8,844	$9,384	$8,659	$10,746	22%

Revenue	$2,988	$3,786	$4,412	$3,547	$3,426	15%
B2C	$1,956	$2,479	$2,883	$2,156	$2,118	8%
B2B	$947	$1,209	$1,392	$1,294	$1,183	25%
Other (1)	$85	$98	$137	$97	$125	47%

Revenue margin (2)	9.5%	12.4%	14.4%	13.1%	9.6%	14 bps

Adjusted cost of revenue (3)	$354	$373	$373	$342	$373	5%
% Revenue	11.9%	9.8%	8.4%	9.6%	10.9%	(98) bps
B2C	$312	$340	$347	$307	$324	4%
% B2C revenue	16.0%	13.7%	12.0%	14.2%	15.3%	(64) bps
B2B	$38	$28	$18	$27	$39	2%
% B2B revenue	4.0%	2.3%	1.3%	2.0%	3.3%	(76) bps
Other (1)	$4	$5	$8	$8	$10	137%

Selling and marketing - direct	$1,757	$1,920	$1,976	$1,696	$1,856	6%
% Gross bookings	5.6%	6.3%	6.4%	6.3%	5.2%	(36) bps
B2C	$1,115	$1,092	$1,032	$847	$1,035	(7)%
% B2C gross bookings	4.9%	5.1%	4.8%	4.6%	4.2%	(75) bps
B2B	$577	$752	$855	$798	$726	26%
Other (1)	$65	$76	$89	$51	$95	45%

Other segment items (4)	$581	$585	$614	$661	$655	13%
% Revenue	19.4%	15.5%	13.9%	18.6%	19.1%	(33) bps
B2C	$312	$319	$330	$323	$333	6%
% B2C revenue	16.0%	12.8%	11.4%	15.0%	15.7%	(30) bps
B2B	$116	$98	$117	$161	$149	29%
% B2B revenue	12.3%	8.2%	8.4%	12.4%	12.6%	37 bps
Other (1)	$153	$168	$167	$177	$173	14%

Adjusted EBITDA (3)	$296	$908	$1,449	$848	$542	83%
% Margin	9.9%	24.0%	32.9%	23.9%	15.8%	591 bps
B2C	$217	$728	$1,174	$679	$426	96%
% Margin	11.1%	29.4%	40.7%	31.5%	20.1%	902 bps
B2B	$216	$331	$402	$308	$269	24%
% Margin	22.8%	27.3%	28.9%	23.9%	22.7%	(8) bps
Other (1)	$(137)	$(151)	$(127)	$(139)	$(153)	12%
(1) Other is comprised of trivago, corporate and intercompany eliminations.
(2) Revenue margin is defined as revenue as a percentage of gross bookings.
(3) See the sections below titled “Non-GAAP Measures” and "Tabular Reconciliations for Non-GAAP Measures” for additional information, including reconciliations to the most directly comparable GAAP measures.
(4) Other segment items include total adjusted overhead expenses (see section below titled “Tabular Reconciliations for Non-GAAP Measures – Adjusted Expenses”), as well as the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue for our B2C and B2B segments.
Notes: Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2026	2025

Revenue	$3,426	$2,988
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	377	357
Selling and marketing - direct	1,856	1,757
Selling and marketing - indirect (1)	202	199
Technology and content (1)	324	320
General and administrative (1)	196	180
Depreciation and amortization	228	219
Legal reserves, occupancy tax and other	(64)	—
Restructuring and related reorganization charges (1)	56	26
Operating income (loss)	251	(70)
Other income (expense):
Interest income	60	54
Interest expense	(111)	(58)
Other, net	(175)	(143)
Total other expense, net	(226)	(147)
Income (loss) before income taxes	25	(217)
Provision for income taxes	(37)	20
Net loss	(12)	(197)
Net (income) loss attributable to non-controlling interests	6	(3)
Net loss attributable to Expedia Group, Inc.	$(6)	$(200)

Loss per share attributable to Expedia Group, Inc. available to common stockholders:
Basic	$(0.05)	$(1.56)
Diluted	(0.05)	(1.56)
Shares used in computing earnings (loss) per share (000's):
Basic	121,827	128,641
Diluted	121,827	128,641

(1) Includes stock-based compensation as follows:
Cost of revenue	$4	$3
Selling and marketing	18	20
Technology and content	38	38
General and administrative	39	37
Restructuring and related reorganization charges	4	—

EXPEDIA GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,540	$5,413
Restricted cash and cash equivalents	2,249	1,563
Short-term investments	254	320
Accounts receivable, net of allowance of $84 and $74	5,149	4,166
Income taxes receivable	55	38
Prepaid expenses and other current assets	906	699
Total current assets	14,153	12,199
Property and equipment, net	2,430	2,447
Operating lease right-of-use assets	279	296
Long-term investments and other assets	1,282	1,387
Deferred income taxes	412	432
Intangible assets, net	887	819
Goodwill	7,016	6,872
TOTAL ASSETS	$26,459	$24,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$2,139	$2,188
Accounts payable, other	1,176	1,103
Deferred merchant bookings	15,000	10,428
Deferred revenue	174	163
Income taxes payable	29	56
Accrued expenses and other current liabilities	844	1,027
Current maturities of long-term debt	—	1,692
Total current liabilities	19,362	16,657
Long-term debt, excluding current maturities	4,470	4,469
Deferred income taxes	31	20
Operating lease liabilities	236	254
Other long-term liabilities	524	505
Commitments and contingencies
Stockholders’ equity:
Common stock: $.0001 par value; Authorized shares: 1,600,000	—	—
Shares issued: 292,659 and 291,448; Shares outstanding: 114,476 and 116,975
Class B common stock: $.0001 par value; Authorized shares: 400,000	—	—
Shares issued: 12,800; Shares outstanding: 5,523
Additional paid-in capital	16,709	16,565
Treasury stock - Common stock and Class B, at cost; Shares 185,459 and 181,749	(17,577)	(16,786)
Retained earnings	1,632	1,696
Accumulated other comprehensive income (loss)	(188)	(191)
Total Expedia Group, Inc. stockholders’ equity	576	1,284
Non-redeemable non-controlling interests	1,260	1,263
Total stockholders’ equity	1,836	2,547
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,459	$24,452

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended March 31,
	2026	2025
Operating activities:
Net loss	$(12)	$(197)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	221	208
Amortization of intangible assets	7	11
Amortization of stock-based compensation	103	98
Deferred income taxes	1	(46)
Foreign exchange (gain) loss on cash, restricted cash and short-term investments, net	23	(37)
Realized (gain) loss on foreign currency forwards, net	63	(20)
Loss on minority equity investments, net	155	156
Other, net	71	9
Changes in operating assets and liabilities:
Accounts receivable	(1,006)	(1,241)
Prepaid expenses and other assets	(198)	(221)
Accounts payable, merchant	(43)	(219)
Accounts payable, other, accrued expenses and other liabilities	1	85
Tax payable/receivable, net	(27)	(31)
Deferred merchant bookings	4,572	4,397
Net cash provided by operating activities	3,931	2,952
Investing activities:
Capital expenditures, including internal-use software and website development	(184)	(196)
Purchases of investments	(174)	(329)
Sales and maturities of investments	197	118
Proceeds from exchange of cross-currency interest rate swaps	692	—
Payments for exchange of cross-currency interest rate swaps	(692)	—
Acquisitions and other, net	(279)	23
Net cash used in investing activities	(440)	(384)
Financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	—	985
Payments related to long-term debt	(1,828)	(1,044)
Purchases of treasury stock	(788)	(384)
Payment of dividends to stockholders	(58)	(51)
Proceeds from exercise of equity awards and employee stock purchase plan	25	25
Other, net	(1)	—
Net cash used in financing activities	(2,650)	(469)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(28)	61
Net increase in cash, cash equivalents and restricted cash and cash equivalents	813	2,160
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	6,976	5,574
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$7,789	$7,734

Notes & Definitions:

Booked Room Nights: Represents booked hotel room nights and property nights. Booked hotel room nights include both merchant and agency hotel room nights. Property nights are related to our alternative accommodation business.

Average Daily Rate (ADR) Booked: Represents the average paid rate per booked room night, calculated as total lodging gross bookings divided by room nights booked.

Booked Air Tickets: Includes both merchant and agency air bookings.

Gross Bookings: Generally represent the total retail value of transactions booked, recorded at the time of booking reflecting the total price due for travel by travelers, including taxes, fees and other charges, adjusted for cancellations and refunds.

Lodging Metrics: Reported on a booked basis except for revenue, which is on a stayed basis. Lodging consists of both merchant and agency model hotel and alternative accommodations.

B2C: The B2C segment provides a full range of travel and advertising services to our worldwide customers through a variety of consumer brands including: Expedia, Hotels.com, Vrbo, Orbitz, Travelocity, Wotif Group, ebookers, Hotwire.com, and CarRentals.com.

B2B: The B2B segment fuels a wide range of travel and non-travel companies including airlines, offline travel agents, online retailers, corporate travel management and financial institutions, who leverage our leading travel technology and tap into our diverse supply to augment their offerings and market Expedia Group rates and availabilities to their travelers.

trivago: The trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers from its localized hotel metasearch websites.

Corporate: Includes unallocated corporate expenses.

Non-GAAP Measures

Expedia Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow and Adjusted Expenses (non-GAAP cost of revenue, non-GAAP selling and marketing, non-GAAP technology and content and non-GAAP general and administrative), all of which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. These measures are among the primary metrics by which management evaluates the performance of the business and on which internal budgets are based. Management believes that investors should have access to the same set of tools that management uses to analyze our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS have certain limitations in that they do not take into account the impact of certain expenses to our consolidated statements of operations. We endeavor to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS also exclude certain items related to transactional tax matters, which may ultimately be settled in cash. We urge investors to review the detailed disclosure regarding these matters in the Management Discussion and Analysis and Legal Proceedings sections, as well as the notes to the financial statements, included in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization) is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans;
(5) acquisition-related impacts, including
(i) amortization of intangible assets and goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) related transaction fees;
(6) certain other items, including restructuring;
(7) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings;
(8) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period; and
(9) depreciation.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more meaningful comparison of our performance and projected cash earnings with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. In addition, we believe that by excluding certain items, such as stock-based compensation and acquisition-related impacts, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

Trailing Twelve Month Financial Information
Expedia Group includes certain unaudited financial information for the trailing twelve months ("TTM") ended March 31, 2026, which is calculated as the three months ended March 31, 2026 plus the year ended December 31, 2025 less the three months ended March 31, 2025. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results.

Adjusted Net Income (Loss) generally captures all items on the statements of operations that occur in normal course operations and have been, or ultimately will be, settled in cash and is defined as net income (loss) attributable to Expedia Group plus the following items, net of tax(a):
(1) stock-based compensation expense, including compensation expense related to equity plans of certain subsidiaries and equity-method investments;
(2) acquisition-related impacts, including;
(i) amortization of intangible assets, including as part of equity-method investments, and goodwill and intangible asset impairment;
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) gains (losses) recognized on non-controlling investment basis adjustments when we acquire or lose controlling interests;
(3) currency gains or losses on U.S. dollar denominated cash;
(4) the changes in fair value of equity investments;
(5) certain other items, including restructuring charges;

(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g., hotel occupancy and excise taxes), related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings, including as part of equity method investments;
(7) discontinued operations;
(8) the non-controlling interest impact of the aforementioned adjustment items; and
(9) unrealized gains (losses) on revenue hedging activities that are included in other, net.
During the fourth quarter of 2025 and first quarter of 2026, an adjustment for the loss related to the conversion option on our Convertible Notes, including amortization of the debt discount and change in fair value of the embedded derivative, was excluded from net income to calculate Adjusted Net Income.
We believe Adjusted Net Income (Loss) is useful to investors because it represents Expedia Group's combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses and items not directly tied to the core operations of our businesses.

(a) We use a long-term projected tax rate in the calculation of Adjusted Net Income as we believe this tax rate provides better consistency across reporting periods and produces results that are reflective of Expedia Group’s long-term effective tax rate. This long-term projected tax rate is a total tax rate, and eliminates the effects of non-recurring and period-specific income tax items which can vary in size and frequency. We apply this tax rate to pretax income, as adjusted commensurate with our Adjusted Net Income definition. In 2024 and through the second quarter of 2025, we applied a 21.5% long-term projected tax rate to compute Adjusted Net Income. We adjusted our long-term projected tax rate to 20.0% to consider the net effect of U.S. tax law enacted in the third quarter of 2025.

Adjusted EPS is defined as Adjusted Net Income (Loss) divided by adjusted weighted average shares outstanding, which, when applicable, include dilution from our convertible debt instruments per the treasury stock method for Adjusted EPS. The treasury stock method assumes we would elect to settle the principal amount of the debt for cash and the conversion premium for shares. If the conversion prices for such instruments exceed our average stock price for the period, the instruments generally would have no impact to adjusted weighted average shares outstanding. This differs from the GAAP method for dilution from our convertible debt instruments, which include them on an if-converted method. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Expedia Group's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, taxes, foreign exchange gains or losses, and minority interest, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Net Income (Loss) and Adjusted EPS have similar limitations as Adjusted EBITDA. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we think it is important to evaluate these measures along with our consolidated statements of operations.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the consolidated statements of cash flows.

Adjusted Expenses (cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses) exclude stock-based compensation related to expenses for stock options, restricted stock units and other equity compensation under applicable stock-based compensation accounting standards. Expedia Group excludes stock-based compensation from these measures primarily because they are non-cash expenses that we do not believe are necessarily reflective of our ongoing cash operating expenses and cash operating income. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting applicable stock-based compensation accounting standards, management believes that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing management with an important tool for financial operational decision making and for evaluating our own recurring core business operating results over different periods of time. There are certain limitations in using financial measures that do not take into account stock-based compensation, including the fact that stock-based compensation is a recurring expense and a valued part of employees' compensation. Therefore, it is important to evaluate both our GAAP and non-GAAP measures. See the Notes to the Consolidated Statements of Operations for stock-based compensation by line item.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements are based on assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “believe,” “estimate,” “expect” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to our outlook, expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future gross bookings; revenues; expenses; margins and margin expansion, including adjusted EBITDA margin expansion; profitability; net income (loss); earnings per share and other measures of results of operations and the prospects for future growth of Expedia Group’s business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others:
•intense competition from online travel agencies, suppliers, search engines, B2B businesses offering competing travel technology solutions and services, and emerging AI-powered platforms;
•declines or disruptions in the travel industry due to economic conditions, geopolitical events, or public health issues;
•dependence on relationships with travel suppliers and other B2B partners;
•dependence on search engines and changes to search algorithms or traffic acquisition costs;
•costs of maintaining brand awareness and marketing effectiveness;
•payment processing risks, fraud, and third-party payment provider dependencies;
•reliance on third-party business partners and service providers;
•challenges in international operations and regulatory compliance;
•risks from acquisitions, investments, divestitures, and commercial arrangements;
•ability to retain and attract qualified personnel and key executives;
•execution risks from strategic initiatives and operational transformations;
•counterparty risks and foreign exchange exposure;
•regulatory risks in alternative accommodations and evolving legal requirements;
•tax law changes and interpretation uncertainties;
•litigation and unfavorable legal outcomes;
•intellectual property protection and infringement risks;
•technology system failures, cybersecurity breaches, and data protection compliance;
•privacy regulation compliance across multiple jurisdictions;
•liquidity constraints and limited access to capital markets;
•substantial indebtedness and covenant restrictions;
•concentrated voting control and potential conflicts of interest;
•ESG-related costs, risks, and stakeholder expectations;
•climate change impacts on travel and operations; and
•stock price volatility.

For more information about risks and uncertainties associated with Expedia Group’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q, which are available on our investor relations website at ir.expediagroup.com and on the SEC website at www.sec.gov. All information provided in this release is as of May 7, 2026. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in Expedia Group’s expectations unless required by law.

Tabular Reconciliations for Non-GAAP Measures
Adjusted EBITDA

	Three months ended March 31,		Year Ended December 31,	TTM March 31,
	2026	2025	2025	2026
	($ in millions)
Net income (loss) attributable to Expedia Group, Inc.	$(6)	$(200)	$1,294	$1,488
Net income (loss) attributable to non-controlling interests	(6)	3	7	(2)
Provision for income taxes	37	(20)	290	347
Total other (income) expense, net	226	147	280	359
Operating income (loss)	251	(70)	1,871	2,192
Gain (loss) on revenue hedges related to revenue recognized	(28)	23	60	9
Restructuring and related reorganization charges, excluding stock-based compensation	52	26	100	126
Legal reserves, occupancy tax and other	(64)	—	185	121
Stock-based compensation	103	98	398	403
Depreciation and amortization	228	219	887	896
Adjusted EBITDA	$542	$296	$3,501	$3,747
Net income margin(1)	(0.2)%	(6.7)%	8.8%	9.8%
Adjusted EBITDA margin(1)	15.8%	9.9%	23.8%	24.7%

Adjusted EBITDA by segment:
B2C	$426	$217	$2,798	$3,007
B2B	269	216	1,257	1,310
trivago	(7)	(5)	20	18
Segment Adjusted EBITDA	688	428	4,075	4,335
Unallocated corporate and other expenses (2)	(146)	(132)	(574)	(588)
Adjusted EBITDA	$542	$296	$3,501	$3,747

(1) Net income and Adjusted EBITDA margins represent net income (loss) attributable to Expedia Group, Inc. or Adjusted EBITDA divided by revenue.
(2) Unallocated corporate and other expenses include certain shared expenses such as accounting, human resources and certain information and technology and legal costs.

Adjusted Net Income (Loss) & Adjusted EPS

	Three months ended March 31,
	2026	2025
	(In millions, except share and per share data)
Net loss attributable to Expedia Group, Inc.	$(6)	$(200)
Less: Net (income) loss attributable to non-controlling interests	6	(3)
Less: Provision for income taxes	(37)	20
Income (loss) before income taxes	25	(217)
Amortization of intangible assets	7	11
Stock-based compensation	103	98
Legal reserves, occupancy tax and other	(64)	—
Restructuring and related reorganization charges, excluding stock-based compensation	52	26
Unrealized (gain) loss on revenue hedges	12	1
Loss on minority equity investments, net	155	156
Loss related to the conversion option on convertible notes	10	—
Other adjustments	—	(2)
Adjusted income before income taxes	300	73

GAAP Provision for income taxes	(37)	20
Provision for income taxes for adjustments	(23)	(36)
Total Adjusted provision for income taxes	(60)	(16)
Total Adjusted income tax rate	20.0%	21.5%

Non-controlling interests	5	(4)
Adjusted net income	$245	$53

GAAP diluted loss per share	$(0.05)	$(1.56)
Amortization of intangible assets	0.06	0.09
Stock-based compensation	0.82	0.74
Legal reserves, occupancy tax and other	(0.52)	—
Restructuring and related reorganization charges, excluding stock-based compensation	0.42	0.20
Unrealized (gain) loss on revenue hedges	0.10	—
Loss on minority equity investments, net	1.24	1.18
Loss related to the conversion option on convertible notes	0.08	—
Other adjustments	—	(0.01)
Income tax effects and adjustments	(0.18)	(0.27)
Non-controlling interests	(0.01)	(0.01)
Adjustment to GAAP dilutive securities (1)	—	0.04
Adjusted earnings per share(2)	$1.96	$0.40

GAAP diluted weighted average shares outstanding (000's)	121,827	128,641
Adjustment to dilutive securities (000's)(1)	3,141	3,230
Adjusted weighted average shares outstanding (000's) (2)	124,969	131,871
(1) In periods for which we have Adjusted net income, the GAAP diluted average shares and diluted earnings (loss) per share is presented. In addition, we adjusted for our convertible debt instruments, during the period outstanding prior to November 2025, per the treasury stock method.
(2) Share and per share numbers may not add due to rounding.

Free Cash Flow

	Three months ended March 31,
	2026	2025
	(In millions)
Net cash provided by operating activities	$3,931	$2,952
Less: Total capital expenditures	(184)	(196)
Free cash flow	$3,747	$2,756

Adjusted Expenses (Cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses)

	Three months ended March 31,
	2026	2025
	(In millions)
Cost of revenue	$377	$357
Less: stock-based compensation	4	3
Adjusted cost of revenue	$373	$354

Selling and marketing - direct	$1,856	$1,757

Selling and marketing - indirect	$202	$199
Less: stock-based compensation	18	20
Adjusted selling and marketing - indirect	$184	$179

Technology and content	$324	$320
Less: stock-based compensation	38	38
Adjusted technology and content	$286	$282

General and administrative	$196	$180
Less: stock-based compensation	39	37
Adjusted general and administrative	$157	$143

Total adjusted overhead expenses(1)	$627	$604
Note: Some numbers may not add due to rounding.
(1) Total adjusted overhead expenses is the sum of adjusted expenses for Selling and marketing - indirect, Technology and content, and General and administrative.